                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the references to our firm under the captions "Experts" and "Selected AmeriServe Historical Financial Data" and to the use of our report dated March 22, 1999, with respect to AmeriServe Food Distribution, Inc., in the Post-effective Amendment No. 2 on Form S-1 to the Registration Statement (Form S-4 No. 333-38337) and related Prospectus of AmeriServe Food Distribution, Inc. for the registration of $350,000,000 of 8 7/8% Senior Notes.



                                          ERNST & YOUNG LLP


Dallas, Texas

April 30, 1999